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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Applied Power Inc. on Form S-8 of our report dated September 25, 1997 (October 16, 1997 as to Note O), appearing in Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Applied Power Inc. for the year ended August 31, 1997, and our report dated May 9, 1997 relating to Versa Technologies, Inc. appearing in the Current Report on Form 8-K of Applied Power Inc. dated October 3, 1997.


DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
August 10, 1998